UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 25, 2013

VICTORY ELECTRONIC CIGARETTES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1880 Airport Drive, Ball Ground, Georgia 30107
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (770) 308-0720

17622 La Entrada Drive, Yorba Linda, CA 92886
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

GENERAL NOTE	1
FORWARD-LOOKING STATEMENTS	1
Item 2.01 Completion of Acquisition or Disposition of Assets	1
DESCRIPTION OF BUSINESS	3
DESCRIPTION OF PROPERTY	7
RISK FACTORS	8
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS	24
EXECUTIVE COMPENSATION	26
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE	30
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	32
RECENT SALES OF UNREGISTERED SECURITIES	33
Description of Securities	34
INDEMNIFICATION OF DIRECTORS AND OFFICERS	34
Item 3.02 Unregistered Sales of Equity Securities.	35
Item 5.01 Changes in Control of Registrant.	37
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	37
Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.	37
Item 5.06 Change in Shell Company Status.	37
Item 9.01 Financial Statements and Exhibits	38
SIGNATURES	40

ii

EXPLANATORY NOTE ON AMENDMENT

This amendment to our current report on Form 8-K is being filed to incorporate changes to the current report on Form 8-K (the “Form 8-K”) filed by us on June 28, 2013 in response to comments received from the Securities and Exchange Commission (the “SEC”) as a result of the SEC’s review of the Form 8-K. Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the original filing of the Form 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This amendment should be read in conjunction with our filings made with the SEC subsequent to the filing of the Form 8-K, including any amendments to those filings.

GENERAL NOTE

This Current Report on Form 8-K is being filed by our company following the completion of our acquisition of Victory Electronic Cigarettes, Inc., a private Nevada corporation (“VEC”), on June 25, 2013, pursuant to the terms of a Share Exchange Agreement dated April 2, 2013, as amended (the “Amended Exchange Agreement”).

In connection with the closing of the Amended Exchange Agreement, we experienced a change of control as our prior sole director resigned, three new directors, two of whom were nominees of VEC, were appointed to our board, prior management resigned and were replaced by management nominated by VEC and former shareholders of VEC were issued common shares that constituted 60.9% of our issued and outstanding shares on the closing thereof. As a result, we have determined to treat the acquisition of VEC as a reverse merger and recapitalization for accounting purposes, with VEC as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results and audited and unaudited financial statements included in this Current Report on Form 8-K are that of VEC rather than that of our company prior to the completion of the transactions described herein.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements speak only as of the date of this Current Report and are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks listed under the section entitled “Risk Factors” commencing on page 8 of this report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this report and unless otherwise indicated, the terms “we”, “us” and “our” refer to Victory Electronic Cigarettes Corporation.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Closing of the Amended Exchange Agreement

Further to the Form 8-K dated April 2, 2013 which disclosed the entry into the Share Exchange Agreement dated April 2, 2013, as amended, among our company, VEC and all of the shareholders of VEC, we closed the Amended Exchange Agreement and completed the acquisition of all of the issued and outstanding shares of VEC on June 25, 2013.  VEC is a private company incorporated under the laws of Nevada engaged in the business of designing, marketing and distributing electronic cigarettes or “e-cigarettes”.

Pursuant to the terms of the Amended Exchange Agreement, and on the closing date thereof, the VEC shareholders sold all 500,000 issued and outstanding common shares in the capital of VEC to our company in consideration for the issuance of 32,500,000 common shares in the capital of our company to such shareholders on a 65-for-1 basis. Based upon the price of the concurrent financing of $0.25 per common share, the aggregate value of the common shares issued to the VEC shareholders was $8,125,000.

Following the closing of the transaction, our company had 53,344,000 common shares issued and outstanding.  New directors and officers of our company received an aggregate of 22,425,000 common shares (or 42% on a non-diluted basis) in connection with the closing of the Amended Exchange Agreement.

Following the closing of the Amended Exchange Agreement on June 25, 2013, we directly acquired all 500,000 common shares in the capital of VEC.  On such date, VEC became a direct wholly-owned subsidiary of our company.

A copy of the Share Exchange Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on April 5, 2013 and is incorporated herein by reference.  Amendments extending the closing date of the Share Exchange Agreement were subsequently filed on Form 8-K’s with the Securities and Exchange Commission.

Concurrent Financing

In connection with the closing of the Amended Exchange Agreement on June 25, 2013, we completed a non-brokered private placement, pursuant to which we issued an aggregate of 10,000,000 common shares at a price of $0.25 per share for gross proceeds of $2,500,000.  The shares were issued to 75 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended, and 1 U.S. Person and “accredited investor” pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Following the closing of the concurrent financing, our company utilized $199,999.99 of the gross proceeds of the financing to repay loans held by current and former directors and insiders of our company and such individuals agreed to forgive and cancel the balance of such debt held in the amount of $27,418.19 without consideration.

Pursuant to the terms of a Non-Brokered Private Placement Agreement dated May 1, 2013 between our company and Wolverton Securities Ltd., we agreed to issue an aggregate of 620,800 common shares and pay a cash commission of $194,000 to Wolverton Securities Ltd. as a finder’s fee in connection with the closing of the private placement.  The finder’s fee consisted of a cash commission calculated as 10% of the gross proceeds raised from purchasers introduced by Wolverton Securities Ltd. and common shares calculated as 8% of the number of common shares subscribed by purchasers introduced by Wolverton Securities Ltd.  Our company also entered into a General Financial Advisory Agreement dated June 21, 2013 with Wolverton Securities Ltd., whereby we agreed to issue 223,200 common shares to Wolverton Securities Ltd. in consideration for the provision of general financial and business advice for the period from February 2013 to June 25, 2013.  The common shares issued to Wolverton Securities Ltd. under both agreements were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Change of Officers and Directors

Upon the closing of the Amended Exchange Agreement, our board of directors appointed Brent Willis, Marc Hardgrove and James Geiskopf as directors of our company following which Nathan Woods resigned as a director of our company. Effective as of the closing of the Amended  Exchange Agreement, Mr. Woods also resigned from all executive officer positions and Brent Willis was appointed Chief Executive Officer, President, Secretary and Treasurer of our company and Marc Hardgrove was appointed as Chief Creative Innovation Officer of our company.

Share Cancellation

The closing of the Exchange Agreement was conditional upon, among other things, our company having no more than 20,000,000 common shares issued and outstanding on the Closing Date including any common shares issued in connection with the concurrent financing discussed above but excluding any common shares issuable to the shareholders of VEC or any common shares that are converted from the issuance of previously issued warrants or convertible debentures.  As a result, our company entered into a Return to Treasury Agreement dated June 18, 2013 (the “Return To Treasury Agreement”) with Stephen Brady, a shareholder of our company, whereby, pursuant to the terms of the Return To Treasury Agreement and on the Closing Date, Mr. Brady returned 9,506,304 common shares in the capital of our company to treasury for cancellation.  Following the return of such shares to treasury, Mr. Brady held a balance of 493,696 common shares or 0.9% on a non-diluted basis.

General Matters

Except for the Amended Exchange Agreement and the transactions contemplated therein, and the secured loan documents relating to a $200,000 bridge loan provided by our company to VEC as disclosed in a Form 8-K filed on February 6, 2013 and the Form 8-K filed on April 5, 2013, none of our company, associates of our company, directors or officers of our company serving prior to the closing of the Amended Exchange Agreement, or associates of such directors and officers, had any material relationship with VEC or any of the shareholders of VEC prior to the transactions described above.

The securities of our company that were issued to the shareholders of VEC upon the closing of the Amended Exchange Agreement and to subscribers in the concurrent private placement financing have not been and will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, or an applicable exemption from such registration requirements.

We have determined to treat the acquisition of VEC as a reverse merger and recapitalization for accounting purposes. As we were a shell company prior to completion of the transactions described above, this Current Report includes audited annual financial statements of VEC for the two years ended December 31, 2012 and unaudited interim financial statements of VEC for the three months ended March 31, 2013.

Name Change to Victory Electronic Cigarettes Corporation

On July 11, 2013, we filed Articles of Merger with the Nevada Secretary of State, to be effective on July 15, 2013, whereby we merged with our wholly owned subsidiary, Victory Electronic Cigarettes Corporation, which was incorporated solely to effect a change in our name. As a result, we have changed our name to “Victory Electronic Cigarettes Corporation”.  The name change became effective with the OTC Bulletin Board at the opening for trading on July 15, 2013 under the new symbol “ECIG”.  Our new CUSIP number is 92644K 104.
DESCRIPTION OF BUSINESS

Corporate Overview

We were incorporated in the state of Nevada on May 19, 2004 and following the closing of the Amended Exchange Agreement, our office is located at 1880 Airport Drive, Ball Ground, Georgia 30107.

VEC was formed as a limited liability company under the laws of the State of Florida on March 2, 2010 and effected a conversion on March 8, 2013 into a corporation under the laws of the State of Nevada.  The principal offices of our company are located at 1880 Airport Drive, Ball Ground, Georgia 30107.

Description of Business

Overview

Following the closing of the Amended Exchange Agreement, our company became engaged in the business of marketing and distributing a product for smokers to “smoke” nicotine without the fire, flame, tobacco, tar, carbon monoxide, ash, stub, smell and all the other chemicals found in traditional cigarettes.

Principal Products

We believe our company offers smokers a cleaner and healthier alternative to traditional cigarettes for the following reasons. Our products contain only 4 ingredients vs. the more than 4,000 ingredients and chemicals in cigarettes.  Our products are free of tar and other chemical substances which are produced in traditional cigarettes. Our products are non-flammable (products do contain a lithium battery which carries certain risks if ignited) and our products lack the second-hand smoke that accompanies traditional cigarettes. There is no danger of second hand smoke and it is reusable (rechargeable by an electric outlet or car charger) so there is no problem with disposing of cigarette buds or ashes. The United States Food and Drug Administration (“FDA”) has not fully studied the possible health effects of e-cigarette products. Although certain cities, businesses and providers of transportation have banned the use of e-cigarettes, we believe we provide consumers an opportunity to smoke in additional places without the social stigmas increasingly associated with traditional cigarettes.

Our products are sold under the brand “Victory Electronic Cigarettes”.  Customers are able to purchase starter kits which generally consist of a rechargeable battery, a charger and various quantities of electronic cigarettes or customers are able to purchase such items separately in addition to other products such as carrying cases and refills.  Electronic cigarette cartridges are available in a variety of flavors including regular tobacco, menthol, strawberry, blueberry, cherry, coffee, vanilla and chocolate. For our customers who sign up for a monthly membership, we provide a discount on their starter kit as well as a discount on their monthly order for refills. These monthly memberships range from $24.95 to $55.95 per month depending on the order quantity and represent up to a 33% discount from our advertised retail price. Our memberships are recorded as online sales and booked as revenue upon shipment of the product to the customer.

As of the date hereof, the retail price for our starter kits range from $14.99 to $99.99.Our Mega Starter Kits, which retails for $99.99, include 2 batteries, 3 chargers, 15 refills, a carrying case and a lanyard. Our Regular Starter Kits, which retails for $59.99, includes 1 battery, 2 chargers, and 5 refills. Our Express Kits, which retails for $19.99, includes 1 battery, 2 chargers and 2 refills. Our Micro Kits, which retails for $14.99, includes 1 battery, 1 wall charger and 2 refills. We also sell individual packs of refills as well as individual disposable electronic cigarettes.

Most smokers enjoy the substantial and emotional feeling of smoking. Research reveals that the hand-to-mouth behavior associated with smoking is habitual and very difficult to break, one reason why smoking cessation gums or patches have only limited effectiveness.  Our company provides smokers an experience similar to smoking a traditional cigarette without the fire, flame, tobacco, tar, carbon monoxide, ash, stub or smell found in real cigarettes.

Electronic cigarettes come in a range of flavors in disposable and rechargeable versions.  They are typically sold individually, with refills sold in packs of 3 or 5, with each refill equivalent to approximately 1.5-2.5 packs of cigarettes.

Operations

Electronic cigarettes are a relatively new category that has only started to gain consumer traction in the past three years.  The category is comprised of 1st/2nd generation products, with only minor evolutions in product functionality and cosmetics since inception to become “more real cigarette like” in taste, feel, and appearance.  The products evolve annually, and will continue to improve in functionality over time.  The existing product in its existing form will likely have another 2-3 years before further evolution is required.  All major suppliers source virtually all of their components from China, with a few suppliers sourcing flavoring systems in the United States.  There are multiple sources for production of electronic cigarettes in the People’s Republic of China, with most major competitors sourcing from 2-3 major factories, the same ones utilized by our company.  Warehousing and transportation is performed and/or organized either by the producers, or set up independently.  Payments to manufacturers are typically 100% upfront with few brand owners enjoying terms of any kind.  Our company has negotiated terms of 30% down at time of purchase order with remainder due upon production completion.  FEDX, DHL, container shipping, and other major global shippers and freight forwarders are all involved in the supply chain.  Export from certain provinces in the People’s Republic of China or at times from Hong Kong have run into delays, as have imports and receipts in the United States, but most/all of these are short term in duration as a result of manifest inconsistencies.

Our Market

The market for electronic cigarettes is a global one.  According to the Tobacco Vapor Electronic Cigarette Association, the United States is the largest market at over $1 billion in revenue, doubling every year, comprising approximately 60% of global demand.  The United Kingdom is also a large market followed by various developed markets in Western Europe. However, there is no guarantee that the global or US markets will continue to grow in the future as anticipated. Most developed markets world-wide are undeveloped, with Russia, China, and South East Asia holding great promise given the size of the smoking population. We believe that the vast majority of electronic cigarette users are people trying to switch from regular cigarettes.  The total cigarette market is $720 billion annually coming from 1.3 billion smokers.  One of the leading industry analysts predict that electronic cigarettes will eclipse the size of the regular tobacco market within the next ten years, reaching over $350 billion in size. The United States traditional cigarette market is estimated at just over $91 billion annually, coming from 60 million smokers. According to the national health review, approximately 20 million of these consumers try to quit every year, creating further growth impetus for the electronic cigarette category.

Electronic cigarettes were historically an online business and sold in specialty retail.  Over the past few years, the business has expanded to traditional retail and is now one of the fastest growing segments in the convenience, gas, and drug channels, with distribution in over 100,000 outlets in the United States.

Currently, sales in the US market account for approximately 85% of our overall sales, with no other single country comprising a significant portion of our sales.

Distribution methods of the products or services

Our business operates an online direct to consumer business, a United States retail business, and international business.   All our products are available for sale on our ecommerce website.  The online business is comprised of monthly subscribers that receive product refills for their rechargeable kits monthly, and consumers that direct buy via our ecommerce site.  Our company has historically had over 7,000 monthly subscribers, and also had close to 100 consumers per day either signing up as a subscriber or purchasing refills.  The United States retail business was recently added, and our company’s products have experienced increased same store sales on a monthly basis, and continued distribution growth to new outlets.  International business also represents growth potential as we enter into distribution agreements with established partners in major markets and explore alliances with major tobacco partners in key markets.

Our market approach in United States retail is via brokers and distributors as a way to scale our company’s resources.  Daymon Worldwide is the second largest distributor in the United States with 22,000 associates and strength across the United States and internationally and has been contracted exclusively to represent our company. W. L. Petrey is a family owned wholesaler since 1898 and is focused on the convenience store segment for our company. The Reese Group has over 100 years of experience and is working to develop our distribution across Texas and with Mapco, a regional convenience store chain.

Marketing

We have been a very active marketer in the industry, with a leadership team with extensive experience in brand building.  We have done extensive experiential marketing at major events including NASCAR events and the Indianapolis 500.  We have gained some of the highest national brand awareness because of promotions and events with Groupon that have reached over 120 million people.  A recent Groupon promotion resulted in nearly 30,000 consumers that received a Victory starter kit that will need Victory refills that we have only just begun to start to mine.  We also have extensive search engine optimization expertise, such that we have been one of the highest ranked sites online in electronic cigarettes.   In addition to online marketing, we have made important investments in point of sale marketing, including permanent racks that enable impactful displays to consumers and permanent premium product placements.  After superior packaging, point of sale marketing has the highest return on investment of any marketing activity.

Competition

The internet marketplace for electronic cigarettes is very competitive with many brands being offered. Blu and Njoy are examples of the major competitive brands which use the internet and search engines such as Google placement and Google Keywords to web search page placement.

All electronic cigarettes work in the same way. Consequently, competition is based on availability, brand development and recognition and price.

Intellectual Property

On October 3, 2012, a trademark application for “Victory Electronic Cigarettes” was filed with the United Patent and Trademark Office and issued Registration Number 85745029.  Publication for Opposition was scheduled to be made on May 28, 2013.  If no party files an opposition or extension request within thirty (30) days after the publication date, then eleven (11) weeks after the publication date a certificate for registration is expected to be issued.

Sources and availability of Products and the names of Principal Suppliers

We source our products from two major suppliers in the People’s Republic of China, Desonic and People Smoker.  These two companies are some of the major suppliers in the industry and produce product for many of our large competitors.  We source the same product from both suppliers to ensure redundancy of supply.  The scale of these suppliers is such that there is very little risk of product shortage.  Product quality is an issue with many of the smaller suppliers in the industry.  In our initial efforts we worked with some of these smaller suppliers and had product quality issues mostly with battery quality.  Since that time, and after switching to the new larger suppliers and installing new quality control procedures, testing and control mechanisms, we have enjoyed essentially uninterrupted supply.

Dependence on one or a few major distributors

We believe we have one of the most diversified customer bases in the industry with more than 50% of our revenue coming from thousands of online customers.  On the retail side of the business, we have quickly gained distribution with major regional grocery and convenience chains.    As of June 25, 2013, we sold to approximately 400 grocery stores, 3 convenience chains, and 200 independent retail outlets. We have a few major distributors in each channel, but have hundreds of smaller independent retailer customers that represent more than 25% of retail sales.

FDA Regulation

On April 25, 2011, the Associated Press reported that the  FDA  has announced that it will regulate smokeless electronic cigarettes as tobacco products and would not try to regulate them under stricter rules for drug-delivery devices. The FDA has stated that the safety and efficacy of e-cigarettes has not been fully studied and that consumers of e-cigarette products currently have no way of knowing whether e-cigarettes are safe for their intended use, whether potentially harmful chemicals are being inhaled during their use, or if there are any benefits associated with using these products.

In a statement issued April 2, 2010 by the American Association of Public Health Physicians (“AAPHP”), the AAPHP stated that, “A cigarette smoker can reduce his or her risk of future tobacco-related death by 98% or better by switching to a low risk smokeless tobacco product. He or she could cut that risk by 99.9% or better by switching to a nicotine-only delivery product like one of the pharmaceutical products or e-cigarettes. Experience suggests that e-cigarettes may be more acceptable to smokers than the currently available pharmaceutical alternatives. A smoker can secure almost all the health benefits of quitting if he or she transitions to an e-cigarette.” The AAPHP has recommended that the FDA reclassify the electronic cigarette as a tobacco product, as opposed to a drug/device combination, and believes that the effects of second-hand smoke will be significantly decreased using electronic cigarettes.

Government Regulation

Our industry faces intense scrutiny and regulatory uncertainty. The uncertainty is centered in part on whether electronic cigarettes are a drug, a drug and a medical device or a tobacco product. The FDA has asserted that electronic cigarettes are a drug and medical device and are required to be approved under the Federal Food, Drug and Cosmetic Act (FFDCA) as such. Electronic cigarette marketers contend that the device is a tobacco product and should be regulated as such under the FDA’s new jurisdiction, under the Family Smoking Prevention and Tobacco Control Act (FSPTCA.)

In early 2009, the FDA issued import alert 66-41 and as a result US Customs has from time to time temporarily and in some instances indefinitely detained products sent to us by our Chinese suppliers. Other electronic cigarette companies have been similarly affected and two of whom had filed a law suit against the FDA challenging its jurisdiction over electronic cigarettes. On January 14, 2010, a federal district court judge ruled that the United States Food and Drug Administration does not have the authority to seize electronic cigarettes because these products do not qualify as devices subject to the agency’s regulation. The FDA has subsequently appealed and the appellate court has issued an administrative stay of the lower court’s ruling.

Our operating plans and marketing strategies are contingent on rulings by the appellate court, the federal district court and regulations as promulgated by the FDA.

If electronic cigarettes are determined to be regulated as tobacco products, we may be subject to federal and state labeling, marketing and advertising laws specific to tobacco products, in addition to any and all applicable federal and state taxes, our products may also be regulated by the FDA under FSPTCA; which empowers the FDA to establish an approval procedure for the introduction of new tobacco products to market and regulates the manner and to whom tobacco products are sold.

If electronic cigarettes determined to be regulated as drugs, as defined by the FFDCA, we will likely be required, in order to continue to market our products, to seek regulatory approval in accordance with the FDA’s prescribed processes for the introduction of a new drug and or medical device. Recent reports suggest that the FDA may issue proposed regulations as early as October 2013. On August 23, 2013, the Wall Street Journal reported that the FDA is considering a ban on online sales of electronic cigarettes. If the FDA implements such a ban, our financial results would be materially adversely affected, as approximately 50% of our revenue is derived from online sales.

The anticipated costs of complying with future FDA regulations will be dependent on the rules issued by the FDA. Since our products are manufactured by third parties, we anticipate that they will bear the initial investment of approval and will pass those costs to us through price increases. If we need to seek FDA approval and the FDA regulates electronic cigarettes as a tobacco product, we estimate an application could take between 6-12 months with a cost of $100,000 to $200,000. If we need to seek FDA approval and the FDA regulates electronic cigarettes as a drug or medical device, then, based on several factors including either pre-market approval or 510K application, we estimate an application could take between 12 to 24 months with a cost of $500,000 to $2 million. If the device is regulated as a drug or a medical device, we anticipate that the time and costs to comply with FDA regulations would be prohibitive to the future operations of our company and may have a material adverse effect on our business, results of operations and financial condition. If the FDA regulates electronic cigarettes as a drug or medical device and we are unable to obtain suitable financing, we may have insufficient funds to pursue and obtain FDA approval. In addition, failure to comply with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products.

Number of total employees and number of full-time employees.

We currently employ up to 25 full-time staff across all functions of finance, supply chain, legal, sales, marketing, and customer service, all of whom work in the North America.  None of our staff are currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relations with our staff are excellent.

Seasonality of Business

There is no seasonality in the business or major fluctuations in monthly demand.

Subsidiaries

We currently have two wholly-owned subsidiaries consisting of Victory Electronic Cigarettes, Inc., a Nevada corporation that we acquired on the closing of the Amended Exchange Agreement and Victory Electronic Cigarettes Corporation, a Nevada corporation which was solely incorporated to effect a name change by way of merger of our subsidiary with and into our company upon receipt of regulatory approval as discussed herein.

DESCRIPTION OF PROPERTY

Executive Offices and Registered Agent

We maintain offices, having an area of close to 8,000 square feet, at 1880 Airport Drive, Ball Ground, Georgia 30107, which we lease for $1,280 per month. The lease is on a month-to-month basis with no long term or other commitments or contracts. We believe our offices are suitable and adequate to operate our business from at this time as they hold our inventory and provide us with sufficient space to conduct our operations. We fully utilize our current premises.  At the same time, we are always looking for more efficient solutions and stronger infrastructures to support our operations.  We are currently exploring new integrated inventory, accounting, and operations ERP solutions to enable a stronger platform on which to rapidly scale the business.

Our registered agent is the Nevada Agency and Transfer Company located at 50 West Liberty Street, Suite 880, Reno NV  89501.  Their telephone and fax numbers are:  Tel: 775-322-0626, Fax: 775-322-5623.

RISK FACTORS

Much of the information included in this report includes or is based upon estimates, projections or other forward-looking statements. Forward-looking statements are statements that relate to future events or future financial performance.  In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology.  Such forward-looking statements include any projections and estimates made by our management in connection with our business operations. These statements speak only as of the date of this overview.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other forward-looking statements involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward-looking statements.

The material assumptions supporting our forward-looking statements include, among other things: (1) our ability to obtain any necessary financing on acceptable terms; (2) timing and amount of capital expenditures; (3) timely receipt of regulatory and exchange approvals; (4) our management team’s ability to implement its business plan; (5) consumer’s willingness to switch to electronic cigarettes; (6) effects of government regulation, including no changes to the regulations, freedom to commercialize our business or tax structure regarding electronic cigarettes; and (7) general economic and financial market conditions.

Risks Related to Our Business

If we do not obtain additional financing, we will not be able to conduct our business operations and achieve our business objectives.

However, to achieve our objectives established in our business plan, investment capital is required to purchase inventory and invest in infrastructure to grow our business. We had a net loss of $252,426 for the quarter ended March 31 2013, and a net loss of $478,170 for the year ended December 31, 2012. We estimate our expenses over the next 12 months to be approximately $1,500,000, including general and administrative expenses. As of March 31, 2013, we had a working capital deficient of $777,559. Our capital resources are insufficient to fund our planned operations for the next 12 month period, as we estimate that we require an additional $2,259,715 in funds to implement our business plan for the next twelve months. If we are unable to generate sufficient profit to cover the shortfall, we may have to raise additional funds for the continued development of our business and the marketing of our products. Such additional funds may be raised through the sale of additional stock, stockholder and director advances and/or commercial borrowing. There can be no assurance that a financing will continue to be available if necessary to meet these continuing development costs or, if the financing is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment. We believe that our expenses will increase in the long-term as we anticipate our business will grow. We are unable to quantify those increases due to uncertainty with future expenses, such as increased costs associated with our growth and the cost of complying with governmental regulations.

We will incur significant legal and accounting costs necessary to maintain a public corporation.

We are required to comply with various corporate governance and financial reporting requirements under the Sarbanes-Oxley Act of 2002, the Securities and Exchange Act of 1934, and the rules and regulations adopted by the Securities and Exchange Commission and the Public Corporation Accounting Oversight Board. We anticipate that we will spend approximately $300,000 each year to comply with these rules. Further, compliance with various regulatory reporting requires significant commitments of time from our management and our directors, which reduces the time available for the performance of their other responsibilities. Our failure to track and comply with the various rules may materially adversely affect our reputation, ability to obtain the necessary certifications to financial statements, lead to additional regulatory enforcement actions, and could adversely affect the value of our common stock.

We cannot offer any assurance as to our future financial results. You may lose your entire investment.

Although our business has grown more than 50% per quarter over the past year, there is no assurance that this growth rate and these financial results will continue. We are attempting to achieve profitability. Even if we generate future revenues sufficient to expand operations, increased infrastructure costs and cost of goods sold and marketing expenses could impair or prevent us from generating profitable returns.  We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or potentially continue operations. There is limited history upon which to base any assumption as to the likelihood that we will continue to be successful, and we may not be able to generate significant revenues or ever achieve higher levels of profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

In our management’s report on internal controls over financial reporting, we have identified a number of material weaknesses related to our internal control over financial reporting and concluded that our internal controls over financial reporting and disclosure controls and procedures were ineffective as of March 31, 2013.  These material weaknesses remain unremedied, which could continue to impact our ability to report results of operations and financial condition accurately and in a timely manner.

We have identified a number of material weaknesses in our internal controls over financial reporting. Our management assessed the effectiveness of our internal controls over financial reporting and disclosure controls and procedures as at March 31, 2013 pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the related Securities and Exchange Commission rules and concluded that our internal controls over financial reporting and disclosure controls and procedures were not effective as at March 31, 2013. Specifically, they concluded that six material weaknesses existed as at March 31, 2013 which are set out in Item 9A of our Annual Report on Form 10-K, under the heading “Controls and Procedures”. Although we intend to remediate such material weaknesses as set out in Item 9A, we have not yet been able to address these material weaknesses and they may continue to remain unremedied for some time, which could adversely impact the accuracy and timeliness of future reports and filings we make to the Securities Exchange Commission and could have a material adverse effect on our business, results of operations, financial condition and liquidity

Our sales and profitability may decline as a result of increasing product costs and decreasing selling prices.

Our business is subject to pressure on pricing and costs caused by many factors, including intense competition, potential constrained sourcing capacity, pressure from consumers to reduce the prices we charge for our products and changes in consumer demand. These factors may cause us to experience increased costs, reduce our sales prices to consumers or experience reduced sales in response to increased prices, any of which could have a material adverse effect on our financial conditions, operating results and cash flows.

The use of electronic cigarettes may pose health risks as great as, or greater than, regular tobacco products.

According to the FDA, electronic cigarettes may contain ingredients that are known to be toxic to humans and may contain other ingredients that may not be safe. Additionally, electronic cigarettes may be attractive to young people and may lead them to try other tobacco products, including conventional cigarettes that are known to cause disease. Because clinical studies about the safety and efficacy of electronic cigarettes have not been submitted to the FDA, consumers currently have no way of knowing whether electronic cigarettes are safe before their intended use; what types or concentrations of potentially harmful chemicals are found in these products; or how much nicotine is being inhaled. In February 2012, it was reported in Florida that an electronic cigarette exploded in a smoker’s mouth causing serious injury. Although there does not appear to be similar incidences elsewhere nor are there specific details concerning the Florida incident, there is a risk that an electronic cigarette can cause bodily injury and the publicity from such instances of injury could dramatically slow the growth of the market for electronic cigarettes.

Electronic cigarettes may become subject to regulation by the FDA.

The FDA did not appeal the decision of the U.S. Court of Appeals for the D.C. Circuit in Sottera, Inc. v. Food & Drug Administration (2010) which held that e-cigarettes and other nicotine-containing products are not drugs or devices unless they are marketed for therapeutic purposes.  The Court held further that electronic cigarettes and other nicotine-containing products can be regulated as “tobacco products” under the Food, Drug and Cosmetic Act. Consequently, the FDA may choose to develop regulations governing the manufacture, marketing and sale of e-cigarettes.

Potential FDA regulations, or significant costs to comply with potential FDA regulations could have a materially adverse effect on our company’s operations and profitability. Recent reports suggest that the FDA may issue proposed regulations as early as October 2013. Failure to comply with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products.

On August 23, 2013, the Wall Street Journal reported that the FDA is considering a ban on online sales of electronic cigarettes. If the FDA implements such a ban, our financial results would be materially adversely affected, as approximately 50% of our revenue is derived from online sales.

The success of our business depends on the continued use and growth of the internet as a commerce platform.

The existence and growth of our service depends on the continued acceptance of the internet as a commerce platform for individuals and enterprises. The internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the internet has been harmed by viruses, worms, and spy-ware.  If for some reason the internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

We will rely on a third-party for hosting and maintenance of our website.  Any mismanagement or service interruptions could significantly harm our business.

Our website is hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

New Product Faces Intense Media Attention and Public Pressure.

Our product is new to the marketplace and since its introduction certain members of the media, politicians, government regulators and advocate groups, including independent doctors have called for an outright ban of all electronic cigarettes, pending regulatory review and a demonstration of safety. A ban of this type would likely have the effect of terminating our United States’ sales and marketing efforts of certain products which we may currently market or have plans to market in the future. Such a ban would also likely cause public confusion as to which products are the subject of the ban and which are not and would have a material adverse effect on our business, financial condition and performance.

The market for our products is uncertain and is still evolving.

Electronic cigarettes, having recently been introduced to market, are at an early stage of development and are evolving rapidly and are characterized by an increasing number of market entrants. Our future revenues and any future profits are substantially dependent upon the widespread acceptance and use of electronic cigarettes. Rapid growth in the use of, and interest in, electronic cigarettes is a recent phenomenon, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty.

We market a single class of products, which may be subject to certain government regulations, whose approval we may or may not be able to achieve.

Electronic cigarettes are new to the marketplace and may be subject to regulation as a drug, a medical device, a drug and medical device and or as a tobacco product. Most electronic cigarettes are sold as a means of delivering nicotine to the body. The FDA is the regulatory agency which oversees drugs, medical devices and tobacco; however at present it is unclear which, if any regulatory process is required to market, and sell electronic cigarettes. To date the FDA has not established a definitive policy regulating “electronic cigarettes” but is reviewing cases on a case by case basis. We intend to use reasonable efforts to file for the appropriate approvals to allow us to sell our product in the United States, however we have no indication that at present we will be able to afford to pursue regulatory approval and that if we are able to pursue said approval we have no assurances that the outcome of said approval process will result in our products being approved by the FDA. Moreover, if the FDA establishes a regulatory process that we are unable or unwilling to comply with our business, results of operations, financial condition and prospects would be adversely affected.

The anticipated costs of complying with future FDA regulations will be dependent on the rules issued by the FDA.  Since our products are manufactured by third parties, we anticipate that they will bear the initial investment of approval and will pass those costs to us through price increases. If we need seek FDA approval, then based on several factors including either pre-market approval or 510K application, we estimate an application could take between 6 to 24 months with a cost of $100,000 to $2 million. If the device is deemed a drug and a device, we anticipate that the time and costs to comply with FDA regulations would be prohibitive to the future operations of our company and may have a material adverse effect on our business, results of operations and financial condition. In addition, failure to comply with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products. (See section “Government Regulation.”)

Our products contain nicotine which is considered to be a highly addictive substance.

Certain of our products contain nicotine, a chemical found in cigarettes and other tobacco products which is considered to be highly addictive. The Family Smoking Prevention and Tobacco Control Act, empowers the FDA to regulate the amount of nicotine found in tobacco products, but may not require the reduction of nicotine yields of a tobacco product to zero. Any FDA regulation may require us to reformulate, recall and or discontinue certain of the products we may sell from time to time, which may have a material adverse effect on our ability to market our products and have a material adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects.

We May Not Successfully Commercialize Our Electronic Cigarettes.

We began marketing our electronic cigarettes in March 2010 and have generated approximately $1,504,019 in revenues during the years ended December 31, 2012 and 2011 through our efforts. We derive revenues thorough: distributor sales, selling to wholesalers, direct to retail distribution and through direct sales to customers over the Internet. Our success depends on our ability to continue to serve our existing customers and by attracting new customers. Moreover, our ability to expand and commercialize our products outside of the United States is critical to our business success. Our inability to continue to generate revenues through our sales channels both in the United States and abroad would have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business may be affected if we are taxed like other tobacco products or if we are required to collect and remit sales tax on certain of our internet sales.

Presently our products are not taxed like cigarettes or other tobacco products, all of which have faced significant increases in the amount of taxes collected on the sale of their products. Should state and federal governments and or taxing authorities impose taxes similar to those levied against cigarettes and tobacco products on our products, it may have a material adverse effect on the demand for our products. Moreover we may be unable to establish the systems and processes needed to track and submit the taxes we collect through internet sales, which would limit our ability to market our products through our websites which would have a material adverse effect on our revenues, operation and financial condition.

States such as New York, Hawaii, Rhode Island, Georgia and North Carolina have begun collecting taxes on Internet sales where companies have used independent contractors in those states to solicit sales from residents of those states. The requirement to collect, track and remit taxes based on independent affiliate sales may require us to increase our prices, which may affect demand for our products or conversely reduce our net profit margin; either of which would have a material adverse effect on our revenues, financial condition and operating results.

Our Success is Dependent Upon Our Marketing Efforts.

We have limited marketing experience in marketing electronic cigarettes and limited financial, personnel and other resources to undertake extensive marketing activities. If we are unable to generate significant market awareness for our products and our brands our operations may not generate sufficient revenues for us to execute our business plan, generate revenues and achieve profitable operations.

We rely, in part, on the efforts of our independent sales distributors and outside broker/dealer network to augment our internal sales efforts and distribute our product to wholesalers and or retailers to generate revenues. No single distributor currently accounts for a material percentage of our revenues and we believe that should any of these relationships terminate we would be able to find suitable replacements, however any change in distributors or our ability to timely replace any given distributor would have a material adverse effect on our business, prospects, financial condition and results of operations.

Existing or Pending Patents Could Prevent Us From Operating Our Business In Its Present Form.

Ruyan, a Chinese company, has made certain public claims as to their ownership of a Chinese patent relating to an “Atomizing Electronic Cigarette.” We currently purchase our products from Chinese manufacturers other than Ruyan. Should Ruyan’s patent be valid and enforceable and cover the devices we purchase from our suppliers, we may be forced to pay more for our products or we may be cutoff from our supply. Although our current suppliers have validated that our products do not infringe on Ruyan’s patents, we may nevertheless face a potential action by Ruyan, which we may be forced to defend and which we may ultimately lose. Should any of these events occur, they are likely to have a material adverse effect on our ability to operate our business as a going concern.

R. J. Reynolds one of the largest tobacco companies in the world has filed a patent application for a “Tobacco-Containing Smoking Article.” If R.J. Reynolds patent is awarded and our products are found to be infringing on their patent, our business, prospects, financial condition and results of operations could be materially and adversely affected.

Neither Ruyan or R.J. Reynolds has contacted us regarding any possible infringement of their intellectual property rights nor has any party commenced or threatened to commence any legal action against us. If we are required to participate in litigation we may not have the resources to fund the required litigation costs, which may adversely affect our business prospects, financial condition and results of operations.

In the event that either Ruyan or R. J. Reynolds’ patents are enforceable against us, we may be required to obtain a license to the covered intellectual property or substantially modify or redesign our existing product line in order to continue operations. We can offer no assurance that a license would be available on acceptable terms or at all, or that we will be able to revise our business model economically, efficiently or at all.

We Depend On Third Party Suppliers and Manufacturers For Our Electronic Cigarette Products.

We do not own or control our supply chain our suppliers or our suppliers’ suppliers, therefore we are unable to control or ensure our supply of products or the consistency of those products. We depend on third-party suppliers and manufacturers for our electronic cigarette products, which includes, but is not limited to, our electrical components, technology, flavorings and essences. Our customers associate certain characteristics of our products including the weight, feel, draw, flavor, packaging and other unique attributes of our products to the brands we market, distribute and sell. Any interruption in supply and or consistency of our products may harm our relationships and goodwill with customers, and have a materially adverse effect on our cash flow and our operations.

Although we believe that several alternative and redundant sources for our products are available, any failure to obtain the components, chemicals constituents and manufacturing services necessary for the production of our products would have a material adverse effect on our business and prevent us from timely execution of our business plan and may result in additional expenditures of time and money in seeking viable new sources of supply and manufacturer alternatives.

Moreover our inability to replicate those certain characteristics of our products, which our customers associate and enjoy, which are unique to our brands, may cause a loss of customer loyalty, patronage and goodwill and which may have a material adverse effect on our business.

We use Chinese manufacturers for the production of our products.

Our suppliers and product manufacturers are based in China.  Should Chinese factories continue to draw public criticism for exporting unsafe products, whether those products relate to us or not, we may be adversely and materially affected by the stigma associated with Chinese production, which would affect our business operation, our revenues and our financial projections and prospects.

Moreover, products manufactured by our Chinese suppliers that are not considered safe and or those products that do not comply with U.S. safety and health standards may cause significant harm and or death to persons who use the product and subject us to liability and potential legal claims and cause injury to our reputation, goodwill and operating results.

Product Exchanges, Returns, Warranty Claims, Defect and Recalls May Adversely Affect Our Business.

Any and all products are subject to customer service claims, malfunctions and defects, which may subject us to requests for product exchanges, returns, warranty claims and recalls. If we are unable to maintain a certain degree of quality control of our products we will incur costs of replacing and or recalling our products and servicing our customers. Any product returns, exchanges, and or recalls we may make will have a material adverse effect on our business, our operations and our profitability and will likely result in the loss of customers and goodwill.

Moreover products that do not meet our quality control standards and or those products that do not comply with U.S. safety and health standards or that may be defective may reduce the effectiveness, enjoyment and or cause harm to property, person and or death to persons who use the product. Any such instance will likely result in claims against us and potentially subject us to liability and legal claims which may cause injury to our reputation, goodwill and operating results.

We may be unable to promote and maintain our brands.

We believe that establishing and maintaining the brand identities of our products is a critical aspect of attracting and expanding a large client base. Promotion and enhancement of our brands will depend largely on our success in continuing to provide high quality products. If our customers and end users do not perceive our products to be of high quality, or if we introduce new products or enter into new business ventures that are not favorably received by our customers and end users, we will risk diluting our brand identities and decreasing their attractiveness to existing and potential customers.

Moreover, in order to attract and retain customers and to promote and maintain our brand equity in response to competitive pressures, we may have to increase substantially our financial commitment to creating and maintaining a distinct brand loyalty among our customers. If we incur significant expenses in an attempt to promote and maintain our brands, our profitability will likely be impaired.

We depend on the efforts of our management. Our management team lacks experience in managing a public company and the obligations incident to being a public company will place significant demands on our management.

Other than Mr. Willis, our officers lack experience in operating a public company. Our success is substantially dependent on the performance of our executive officers. In particular, our success depends substantially on the continued efforts of our executive officers and our Board of Directors.

Currently, we do not have key person life insurance on our executive officers or board members and may be unable to obtain such insurance in the near future due to high cost or other reasons. The loss of the services of any of our executive officers/key employees could have a material adverse effect on our business, if we are unable to find suitable replacements.

We may encounter difficulties in managing our growth, which would adversely affect our results of operations.

If we are successful in growing our business, we will need to significantly expand our operations, which could put significant strain on our management and our operational and financial resources. To manage future growth, we will need to hire, train, and manage additional employees. Concurrent with expanding our operational and marketing capabilities, we will also need to increase our product development activities. We may not be able to support, financially or otherwise, future growth, or hire, train, motivate, and manage the required personnel. Our failure to manage growth effectively could limit our ability to achieve our goals.

Our success in managing our growth will depend in part on the ability of our executive officers to continue to implement and improve our operational, management, information and financial control systems and to expand, train and manage our employee base, and particularly to attract, expand, train, manage and retain a sales force to market our products on acceptable terms. Our inability to manage growth effectively could cause our operating costs to grow at a faster pace than we currently anticipate, and could have a material adverse effect on our business, financial condition, results of operations and prospects.

We face a risk of product liability claims and may not be able to obtain adequate insurance.

Our business exposes us to potential liability risks that may arise from the clinical testing, manufacture, and sale of our products. Substantial damage awards have been issued in certain jurisdictions against pharmaceutical and tobacco companies based on claims for injuries allegedly caused by the use of pharmaceutical and tobacco products. Liability claims may be expensive to defend and result in large judgments against us.  We currently carry liability insurance, however there is no assurance that it will continue to be available to us at an affordable price if at all. Our insurance may not reimburse us, or the coverage may not be sufficient to cover claims made against us. We cannot predict any or all of the possible harms or side effects that may result from the use of our current products or any future products and, therefore, the amount of insurance coverage we currently hold may not be adequate to cover all liabilities we might incur. If we are sued for any injury allegedly caused by our products, our liability could exceed our ability to pay the liability. Whether or not we are ultimately successful in any adverse litigation, such litigation could consume substantial amounts of our financial and managerial resources, all of which could have a material adverse effect on our business, financial condition, results of operations, prospects and stock price.

We face substantial and increasing competition.

We face intense competition from direct and indirect competitors, including “big pharma”, “big tobacco”, and other known and established or yet to be formed electronic cigarette companies, each of whom pose a competitive threat to our current business and future prospects. We expect competition to intensify in the future. Certain of these companies are either currently competing with us or are focusing significant resources on providing products that will compete with our electronic cigarette product offerings in the future.

Our principal competitors can be classified into three main categories: 1) pharmaceutical companies; 2) tobacco companies; and 3) other electronic cigarette companies.

Pharmaceutical companies market smoking cessation aids and alternative nicotine delivery products such as Glaxo SmithKline that market Nicorette® stop smoking chewing gum Nicoderm® the stop smoking patch and Zyban® a sustained release tablet, Pfizer that markets Chantix® and Nicotrol® the nicotine inhaler.

Tobacco companies, including Phillip Morris, R.J. Reynolds, and Lorillard, currently offer traditional tobacco products and may introduce new tobacco based cigarettes and smoking devices (eg. the “tobacco containing smoking article” covered by patent # 20080092912 as filed by R.J. Reynolds, one of the world’s largest tobacco companies.) We also face competition from smaller tobacco companies that are much larger, better funded, and more established than us.

Electronic cigarette companies, that currently market competing products, include but are not limited to, Njoy, Blu, Vapor Corps, V2 Cigs and others. There can be no assurance that we will be able to compete successfully against any of the aforementioned competitors, who may have greater resources, capital, experience, market penetration, sales and distribution channels than us. We have no assurances that we will be able to compete with these competitors and that we will be successful in operating our business and increasing profitability. Our inability to successfully compete against these or any of our competitors will have a material adverse effect our business, results of operations and financial condition.

Litigation and government regulation will dictate who will be our direct competitors and how we can market our products, if at all.

The manner in which we are able to sell, market and distribute our products will likely be a result of new and existing U.S. FDA regulations, and how those regulations affect us will likely be determined by a judgment from the Federal district court for the District of Columbia and or other appellate courts.

If a court of competent jurisdiction and or the FDA determines that our product is a smoking cessation device or a nicotine replacement product and assuming we gain regulatory approval and or otherwise are able and required to market our products as drug products, we will face intense competition from large pharmaceutical companies with far greater resources, capital, experience, market penetration, sales and distribution channels than us. We have no assurances that we will be able to compete with these competitors and that we will be successful in operating our business and increasing profitability.

Restrictions on the use of our products may reduce the attractiveness and demand for our electronic cigarettes

Since our product emits no smoke and no smell, it can be used in places where the use of traditional tobacco products, exclusive of smokeless tobacco is prohibited. Should city, state or federal regulators, municipalities, local governments and private industry likewise restrict the use of our electronic cigarette products from use in those same places where the use of tobacco products is prohibited, our customers may reduce or otherwise cease using our products entirely, which would have a material adverse effect on our business, financial condition and performance.

Liability for improper marketing, medical claims and labeling

As a distributor and marketer of a product that the FDA may assert is a smoking cessation device and or a tobacco product, the Company faces potential fines, sanctions, administrative actions, penalties, and other liability for: improper labeling, making improper claims, referencing or publishing to its websites, marketing materials, advertisements, testimonials or representations that certain of our products have the ability or potential to treat, cure or otherwise improve a medical condition, and or provide a healthier alternative to other more traditional tobacco products.

Moreover, if the FDA asserts we are a tobacco product, we may be required to follow federal and state tobacco labeling laws, and could face potential fines, sanctions, administrative actions, penalties and other liability either civil and or criminal for any violations thereof.

Any violation of law with respect to the company’s marketing materials, and or labeling could expose our company to liability including but not limited to fines, sanctions, administrative actions, penalties, civil actions and or criminal prosecution. And although our company maintains general liability insurance, our company’s insurance may not cover potential claims of this type or may not be adequate to indemnify our company for all liability that may be imposed. In addition any imposition of liability that is not covered by insurance, is in excess of insurance coverage could have a material adverse effect on our company’s business, results of operations and financial condition. (See “Government Regulation.” beginning on page 6).

Internet Security Poses a Risk To Our E-Commerce Sales.

At present, we generate significant revenues through the sale of our products through our websites. We manage our websites and e-commerce platform internally and as a result any compromise of our security or misappropriation of proprietary information could have a material adverse effect on our business, prospects, financial condition and results of operations. We rely on encryption and authentication technology licensed from other companies to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit and other proprietary information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology used by us to protect client transaction data. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause material interruptions in our operations. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. For example the storage and loss of credit card numbers that may reside on our servers and be used directly by us or by our service suppliers (ex. merchant account processors). Our security measures may not prevent security breaches. Our failure to prevent these security breaches may result in consumer distrust and may result in a loss of sales and resultantly a loss of revenues.

Credit Card Payment Processors and Merchant Account Risk

We accept credit cards as a means of payment for the sale of our products. If we are unable to find suitable providers or an alternative method of payment for our customers, our cash-flow will be constrained and our sales may be effected which may have a material adverse effect on our performance, financial condition and results of operations.

Our earnings could be adversely affected by currency exchange rates and currency devaluations.

The bulk of our revenues are currently generated in U.S. dollars, however our manufacturers and suppliers are located in China. Fluctuations in exchange rates between our respective currencies could result in higher production and supply costs to us which would have an adverse effect on our profit margins and our business operation if we are not willing or able to pass those costs on to our customers or effectively hedge our currency exposure.

Moreover, if we attempt to hedge our risk in the currency markets and are unsuccessful and or if our competitors are more successful arbitraging the currency risk we may find ourselves at a competitive disadvantage to other market participants which would have a material adverse effect on our business operations.

A ruling in a federal district court and any subsequent appeals, will dictate what regulations we are required to follow, if any in marketing certain of our products.

The FDA has filed an appeal and an administrative stay has been granted in a ruling adverse to the FDA by the U.S District Court for the District of Columbia titled Smoking Everywhere, Inc. v. U.S. Food and Drug Administration et. al. case # 1:2009cv00771; in which the judge ruled that the United States Food and Drug Administration does not have the authority to seize electronic cigarettes because these products do not qualify as devices subject to the agency’s regulation. The appellate courts findings may serve in defining which regulatory processes and regime that electronic cigarette companies will be required to follow in order to bring these products to market. The courts’ ruling will likely have a significant and material impact on our business model.

The Family Smoking Prevention and Tobacco Control Act grants the FDA authority to regulate tobacco products and how they are marketed and sold.

On June 22, 2009, the Family Smoking Prevention and Tobacco Control Act (the “Act”) was signed into law. The effect of this legislation on our business is presently unknown and may place limits on our ability to market and or distribute our products and maintain or bring new products to market. The legislation may impose costly and resource intensive processes to gain regulatory approval and there is no certainty that we will have the capital, resources necessary to comply with the regulation or that we would be ultimately successful in receiving the necessary approvals to continue marketing our product in the United States.

Specifically, the Act grants the FDA the authority to regulate tobacco products including, but not limited to how they are marketed, the level of nicotine and the method for introducing new tobacco products to market. The legislation eliminates all flavoring other than menthol, yet under the legislation the FDA is not empowered to ban certain tobacco products or require that the nicotine in tobacco products be reduced to zero. While the legislation does not mention electronic cigarettes, it does suggest that nicotine and natural tobacco flavoring are tobacco products under the law and, as such, electronic cigarettes may be covered under this Act.

In the event a court of competent jurisdiction or the FDA declares certain of our products, namely electronic cigarettes, to be tobacco products, we would thereafter be required to comply with the Act and the rules promulgated thereunder, in addition to any existing and future tobacco laws and taxing regimes. The imposition of a tobacco tax on our products would make our products more expensive and less competitive with products that carry no tax or a lesser tax. Imposing a tax on our products would make our product more expensive to consumers and could have an adverse effect on the demand for our product and, consequently, our revenues.

If our product is recognized as a tobacco product, we would become subject to current and future tobacco labeling laws and laws restricting the sale of our product to persons under 18 years old. While we currently do not market our products to minors, unintentional violations may subject us to fines and penalties.

Until the FDA establishes the regulatory processes and regime, as provided for by the Act, we do not know how and to what degree we will be regulated. Moreover, if the FDA establishes a regulatory process that we are unable or unwilling to comply with our business, results of operations, financial condition and prospects would be adversely and materially affected. See section “Government Regulation.”

The FDA regulates how products are marketed and used.

The FDA regulates claims to diagnose, mitigate, prevent, treat or cure a disease. And the FDA in Smoking Everywhere v. FDA contends that the Intended Use of electronic cigarettes is sufficient for the FDA to assert jurisdiction. If claims made at large by our competitors and third parties, arise to the level to subject us to FDA regulation we may determine it is necessary to change our business model and product to differentiate our product(s) and brand(s) so as not to be confused with those companies who improperly market their products. If we are found to have improperly sold or marketed our products in violation of FDA rules, laws or policies, we may be subject to disciplinary, regulatory or administrative actions, fines and or sanctions which may have a material adverse effect on our operations, financial results and business prospects.

The FDA regulates drugs and medical devices and if our products are considered either or both we may be subject to regulation and may in fact have violated federal law in our previous sales and marketing efforts.

We are engaged in marketing and selling efforts of electronic cigarettes. We may have unknowingly and without intent failed to comply with certain regulations relating to our product and the means by which we market and sell our products. Our efforts may have been in violation of existing laws which may subject us to enforcement actions, sanctions, fines, administrative action or other penalties, all which would have a material adverse effect on our financial condition, performance and results of operations.

If we have improperly marketed and distributed certain of our products in violation of FDA Regulations we may be subject to disciplinary, actions, administrative actions, sanctions and fines.

We may be subject to disciplinary, administrative and or regulatory actions if the FDA and or a court of proper jurisdiction determines that our products or the means by which we marketed and sold our products was affected without the proper regulatory approvals. Any such disciplinary, regulatory or administrative actions, fines and or sanctions which may have a material adverse effect on our operations, financial results and business prospects.

The FDA may limit our ability to import certain of our products.

As a result of FDA import alert 66-41, US Customs has from time to time detained products sent to some of our other competitors. If the FDA and or customs modifies the import alert from its current form which allows US Customs discretion to release products, it may have a materially adverse effect on our ability to generate revenues, as domestic sales currently account for a significant portion of our revenue.

Changes in governmental regulation may affect the countries in which we sell our products.

Foreign jurisdictions have varying policies and laws with respect to the use of electronic cigarettes that vaporize nicotine. Countries such as the United Kingdom do not restrict its use, while other countries, such as Thailand, have instituted a total ban. If countries such as the United Kingdom reverse their stance or should other countries who have a neutral stance move towards prohibition, it will have a direct impact on our ability to market our products and will have a material adverse effect on our business.

Actions by the FDA adverse to our company and our products may restrict our ability to do business domestically and internationally.

The FDA is the largest and most pervasive health regulator in the world. Should we be unable to comply with FDA regulations or should the FDA refuse registration of our products and or should the FDA ban or prohibit the sale and or marketing of our products, other regulators from different countries may assume the same position with respect to our product, causing us substantial harm and raise questions with respect to our ability to continue to operate our business in its current form or at all.

If our Third-Party Suppliers or Contract Manufacturers do not Maintain Appropriate Standards of Manufacturing in Accordance with GMP and Other Manufacturing Regulations, our Development and Commercialization Activities Could Suffer Significant Interruptions or Delays.

We rely, and intend to continue to rely, on third-party suppliers and contract manufacturers to provide us with our products. These suppliers and manufacturers must continuously adhere to GMP as well as any applicable corresponding manufacturing regulations outside of the U.S. In complying with these regulations, we and our third-party suppliers and contract manufacturers must expend significant time, money and effort in the areas of design and development, testing, production, record-keeping and quality control to assure that our products meet applicable specifications and other regulatory requirements. Failure to comply with these requirements could result in an enforcement action against us, including warning letters, the seizure of products, suspension or withdrawal of approvals, shutting down of production and criminal prosecution. Any of these third-party suppliers or contract manufacturers will also be subject to audits by the FDA and other regulatory agencies. If any of our third-party suppliers or contract manufacturers fail to comply with GMP or other applicable manufacturing regulations, our ability to develop and commercialize our products could suffer significant interruptions and delays.

We have related party loans.

We have financed a portion of our operations from capital which has been raised from advances from related parties. Such loans and advances from related parties total $1,157,181 as of March 31, 2013 and $448,166 as of August 9, 2013. These loans have a maturity date of January 31, 2014. If we do not have adequate resources to pay back these loans and advances when demanded, we may have to obtain alternative financings or default on these loans.

Risks Related to our Common Stock

Our common stock is illiquid and shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. In addition, stock prices for development stage companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations may adversely affect the trading price of our common shares.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

Our Board of Directors is Authorized to Issue Additional Shares of Our Stock Which Would Dilute Existing Shareholders.

We are currently authorized to authorize up to 100,000,000 shares of common stock, of which 53,344,000 shares are currently issued and outstanding. Additional shares of our common stock may be issued by our board of directors for such consideration as they may consider sufficient without seeking stockholder approval. The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of current stockholders.

Your percentage ownership of our common shares may be diluted by future share issuances

To the extent we issue new shares to fund acquisitions, to raise additional capital, to compensate employees and other persons your percentage ownership of our shares will be diluted.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with VEC’s audited and unaudited financial statements and the related notes that appear elsewhere in this Current Report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this Current Report, particularly in the section entitled “Risk Factors”.

VEC’s audited and unaudited financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Overview

We were incorporated in the State of Nevada on May 19, 2004. Following incorporation, we were engaged in the exploration of early-stage mineral properties.  Initially, we focused on implementing the terms of an option agreement with respect to a mineral exploration property in British Columbia, Canada.  However, we were not successful in developing our mineral property interests and thus began to investigate other business opportunities in order to maximize shareholder value.  As a result, we entered into the Amended Exchange Agreement with VEC which closed on June 25, 2013.

Following the closing of the Amended Exchange Agreement on June 25, 2013, our company commenced focusing on the business currently carried on by VEC which is the business of designing, marketing and distributing electronic cigarettes or “e-cigarettes”.

Because the operations and assets of VEC represent substantially our entire business and operations as of the closing date of the Amended Exchange Agreement, our management’s discussion and analysis is based on VEC’s operations. VEC was formed as a limited liability company under the laws of the State of Florida on March 2, 2010.  On March 8, 2013, the limited liability company was converted into a corporation under the laws of the State of Nevada.  VEC operates out of 1880 Airport Drive, Ball Ground, Georgia 30107, and engages in the business of designing, marketing and distributing electronic cigarettes or “e-cigarettes”.  VEC’s financial statements contained herein are stated in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States of America.

Results of Operations for the Three Months Ended March 31, 2013 and 2012

	Three Months Ended March 31, 2013 Unaudited ($)	Three Months Ended March 31, 2012 Unaudited ($)
Total Revenues	869,511	266,344
Cost of Goods Sold	352,010	97,819
Gross Profit	517,501	168,525
Operating Expenses	735,616	309,396
Net Loss	(252,426)	(140,871)

Total revenues materially increased from $266,344 during the three months ended March 31, 2012 to $869,511 during the three months ended March 31, 2013 which resulted in increased internet sales and revenues from retail and wholesale sources. We believe that the underlying driver of this increase was our increased marketing activity, which increased consumer awareness of our brand. Cost of goods correspondingly increased alongside increased revenues from $97,819 during the three months ended March 31, 2012 to $352,010 during the three months ended March 31, 2013. Our cost of goods sold was 40.1% of our revenue for the three month period ended March 31, 2013 and was 36.8% of our revenue for the three month period ended March 31, 2012. Our cost of goods sold increased during the three months ended March 31, 2013, as compared to the three months ended March 31, 2012, primarily due to an increase in our goods sold. Management believes that cost of goods sold and shipping expense as a percent of net sales will maintain or marginally improve with increased scale and efficiency. Total operating expenses increased from $309,396 during the three months ended March 31, 2012 to $735,616 during the three months ended March 31, 2013, which reflects the increased business activities during the period.  The increase in operating expenses was largely the result of personnel costs of $186,502 (2012 – $114,554), an increase of $260,106 in advertising and promotion expenses, an increase of $51,658 in general and administrative expenses and an increase in merchant account fees of $37,735.  Management anticipates operating expenses will materially increase in future periods as our company expands business operations and incurs increased professional fees as a result of being a public company with a class of securities registered under the Securities Exchange Act of 1934.

Results of Operations for the Years Ended December 31, 2012 and 2011

	Year Ended December 31, 2012 Audited ($)	Year Ended December 31, 2011 Audited ($)
Total Revenues	1,470,204	33,815
Cost of Goods Sold	694,650	30,188
Gross Profit	775,554	3,627
Operating Expenses	1,223,584	72,486
Net Loss	(478,170)	(72,446)

Revenues materially increased from $33,815 during the year ended December 31, 2011 to $1,470,204 during the year ended December 31, 2012 mainly due to expanded distribution in major retail accounts and the growth in online monthly subscriber base. We believe that the underlying driver of this increase was our increased marketing activity, which increased consumer awareness of our brand. Cost of goods correspondingly increased alongside increased revenues from $30,188 during the year ended December 31, 2011 to $694,650 during the year ended December 31, 2012.  Management believes that cost of goods sold and shipping expense as a percent of net sales will maintain or marginally improve with increased scale and efficiency. Operating expenses increased from $72,486 during the year ended December 31, 2011 to $1,223,584 during the year ended December 31, 2012 which reflects the increased business activities during the period. The increase in operating expenses was largely the result of personnel costs of $616,165 (2011 – 19,818), an increase of $283,660 in advertising and promotion expenses, an increase of $113,075 in general and administrative, research and development of $79,364 (2011 – Nil) and an increase in merchant account fees of $54,875.  Management anticipates operating expenses will materially increase in future periods as our company expands business operations and incurs increased professional fees as a result of being a public company with a class of securities registered under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As at March 31, 2013, we had cash of $176,518 and working capital deficit of $777,559 as compared to cash of $17,438 and working capital of $536,584 as at December 31, 2012.  We estimate the operating expenses for the next 12 months will be $1,500,000 consisting primarily of headcount and infrastructure costs, sales and marketing expenditures, and general and administrative costs.

We are in the early stages of our business. We are required to fund growth from the generation of financing activities, and we intend to rely on a combination of equity and debt financings.  Due to market conditions and the early stage of our operations, there is considerable risk in our company being able to raise such equity financings and on terms that are not overly dilutive to our existing shareholders.  We can offer no assurance that we will be able to raise such funds.

Operating Activities

	Three Months Ended March 31, 2013 Unaudited ($)	Three Months Ended March 31, 2012 Unaudited ($)
Cash Flows from Operating Activities	(465,746)	(45,223)
Cash Flows from Financing Activities	632,670	61,413
Net Loss	(252,426)	(140,871)

	Year Ended December 31, 2012 Audited ($)	Year Ended December 31, 2011 Audited ($)
Cash Flows from Operating Activities	(590,515)	(148,785)
Cash Flows from Financing Activities	601,594	152,947
Net Loss	(478,170)	(72,446)

Operating activities used cash of $465,746 during the three months ended March 31, 2013 as compared to providing cash of $45,223 during the three months ended March 31, 2012.  Financing activities provided cash of $632,670 during the three months ended March 31, 2013 (2012 – $61,413) from advances from a related party and proceeds received from the debenture not payable, offset by net repayments to our company’s revolving credit lines.  Historical quarterly operating trends may not be indicative of future performance because of new product development cycle changes and continued sales growth.

Operating activities used cash of $590,515 during the year ended December 31, 2012 as compared to using cash of $148,785 during the year ended December 31, 2011.  Our company’s revolving credit line and advances from a related party provided cash of $601,594 during the year ended December 31, 2012 whereas proceeds from member contributions and advances from a related party provided cash of $152,947 during the year ended December 31, 2011. Thus, historical annual operating trends may not be indicative of future performance because of new product development cycle changes and continued sales growth.

Critical Accounting Policies

Concentration of Credit Risk

Financial instruments, which potentially subject our company to significant concentrations of credit risk, consist principally of accounts receivable and prepaid inventory. Cash is deposited in various financial institutions. At times, amounts on deposit may be in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit. At December 31, 2012 and 2011, no deposits were in excess of the federally insured limits.

Revenue Recognition

Revenue is derived from product sales and is recognized upon shipment to the customer. Returns are accepted, but are not significant to our company’s overall operations. Payments received by our company in advance are recorded as Deferred Revenue until the merchandise has shipped to the customer.

Cost of Goods Sold

Our company recognizes the direct cost of purchasing product for sale, including freight-in and packaging, as cost of goods sold in the accompanying income statement.

Advertising and Promotion

Our company recognizes advertising and promotion costs as incurred. The amount of advertising and promotion expense recognized for the years ended December 31, 2012 and 2011 was approximately $323,000 and $40,000, respectively.

Accounts Receivable

Accounts receivable, primarily from retail customers or third-party internet brokers, are reported at the amount invoiced. Payment terms vary by customer and may be subject to an early payment discount. Management reviews accounts receivable on a monthly basis to determine if any receivables are potentially uncollectible. An overall allowance for doubtful accounts is determined based on a combination of historical experience, length of time outstanding and specific identification. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. As of December 31, 2012 and 2011, our company expects these receivables to be fully collectible and therefore has not estimated an allowance for doubtful accounts for either year.

Inventory

Inventory, which consists of ready for sale disposable e-cigarettes, batteries, cartomizers and other accessories, is carried at the lower of cost or fair market value. Cost is determined using the first-in, first-out method.

Property and Equipment

Our company will record property and equipment at historical cost, less accumulated depreciation. Expenditures for additions and improvements over $1,500 that substantially extend the useful life of property and equipment or increase its operating effectiveness are capitalized. Repair and maintenance costs are expensed as incurred. Long-lived assets are reviewed for impairment whenever events or circumstances warrant such a review, at least annually, pursuant to the provisions Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 360 Property, Plant, and Equipment. Our company will depreciate the cost of property and equipment over the estimated useful lives of the assets, currently ranging from two to ten years, using the straight-line method. As of December 31, 2012 and 2011, our company had no property and equipment recorded.

Income Taxes

Prior to conversion into a Nevada corporation on March 8, 2013, VEC acted as a pass-through entity for tax purposes. Accordingly, the financial statements do not include a provision for federal income taxes. VEC’s earnings and losses are included in the members’ personal income tax returns and the income tax thereon, if any, is paid by the members. VEC files income tax returns in the United States and Florida, which are subject to examination by the tax authorities in these jurisdictions, generally for three years after the filing date. Management has evaluated tax positions in accordance with FASB ASC 740, Income Taxes, and has not identified any tax positions, other than those discussed above, that require disclosure.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Recently Issued Accounting Pronouncements

Our company has implemented all new accounting pronouncements that are in effect and that may impact our financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following tables set forth, as of June 25, 2013, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

In the following tables, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 based on information provided to us by our controlling stockholder, executive officers and directors, and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (1)
Common Stock	Brent David Willis Chief Executive Officer, President, Secretary, Treasurer and Director 18158 Lovell Road Spring Lake, MI 49456	4,875,000(2)	Direct	9.1%(2)
Common Stock	Marc Hardgrove Chief Creative Innovation Officer and Director 1907 Gulf Way #2 St. Pete Beach, Florida 33706	17,550,000	Direct	32.9%
Common Stock	James P. Geiskopf Director 3250 Oakland Hills Court Fairfield, California 94534	300,000(3)	Direct	0.6%(3)
	Directors and Officers as a group (3 persons)	22,725,000(4)		42.6%(4)
Common Stock	Paul Simon 204 Hidden River Lane Woodstock, Georgia 30188	3,900,000	Direct	7.3%

(1)	Based on 53,344,000 shares of common stock issued and outstanding as of June 25, 2013. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Does not include 3,000,000 stock options held by Mr. Willis, each option of which entitles Mr. Willis to acquire one additional common share at the exercise price of $0.25 until expiry on June 25, 2018. Of such amount, 1,500,000 stock options vest on December 31, 2013 and 1,500,000 stock options vest on December 31, 2014.

(3)	Consists of 100,000 common shares and 200,000 stock options held by Mr. Geiskopf, each option of which entitles Mr. Geiskopf to acquire one additional common share at the exercise price of $0.25 until expiry on June 25, 2018. All options vested upon the date of grant.

(4)	Does not include an aggregate of 3,000,000 stock options held by Mr. Willis, each option of which entitles Mr. Willis to acquire one additional common share at the exercise price of $0.25 until expiry on June 25, 2018. Of such amount, 1,500,000 stock options vest on December 31, 2013 and 1,500,000 stock options vest on December 31, 2014.

Changes in Control

As a result of the closing of the Amended Exchange Agreement with VEC, we experienced a change of control, as our prior sole director resigned, three new directors, two of whom were nominees of VEC, were appointed to our board, the former executive officer of our company resigned and was replaced by management nominees of VEC and former shareholders of VEC were issued shares that constituted 60.9% of our issued and outstanding shares.  We know of no other arrangements the operation of which may, at a subsequent date, result in a change of control of our company.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

The following individuals serve as the directors and executive officers of our company.  We have no other significant employees.  All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Brent David Willis	Chief Executive Officer, President, Secretary, Treasurer and Director	52	June 25, 2013
Marc Hardgrove	Chief Creative Innovation Officer and Director	40	June 25, 2013
James P. Geiskopf	Director	53	June 25, 2013

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Brent David Willis

Brent David Willis was appointed as the Chief Executive Officer, President, Secretary, Treasurer and a director of our company on the closing of the Amended Exchange Agreement on June 25, 2013.  From June 2012 until present, Mr. Willis has served as Chief Operating Officer of VEC.  From 2009 to 2013, Mr. Willis has served as the Chairman and Chief Executive Officer of Liberty Ammunition Inc., a private lead-free ammunition company.  From 2008 to present, Mr. Willis has served as the Chairman of Throwdown Industries Inc., a private mixed martial arts company.  From 2008 to 2009, Mr. Willis was the Chairman and Chief Executive Officer of Vascular Technologies, Inc., a private medical device company.  Mr. Willis continues to own an equity stake in each of these private companies.  Mr. Willis served as the Chief Executive Officer and on the board of directors of Cott Corporation (NYSE; COT) from 2006 to 2008, one of the world’s largest retailer brand beverage companies, and on the board of directors for the American Beverage Association.  From 2002 to 2006, Mr. Willis was the Global Chief Commercial Officer, President, and on the board of management for Anheuser-Busch InBev SA/NV (NYSE: BUD) AmBev (NYSE: ABV).  At InBev, he developed and implemented growth initiatives and acquisitions.  From 1996 through 2001, Mr. Willis served as a President in Latin America for the Coca-Cola Company.  From 1987 through 1996, Mr. Willis worked for Kraft Foods, Inc., where he managed a number of Kraft’s brands, developed their category management system in the United States, led acquisitions and joint ventures in Japan, Korea, Indonesia and others, and launched the Kraft Brand in China.  Mr. Willis obtained a Bachelors of Science in Engineering from the United States Military Academy at West Point in 1982 and obtained a Masters in Business Administration from the University of Chicago in 1991.

We believe Mr. Willis is qualified to serve on our board of directors because of his education and business experiences, including his experience as a director of VEC, as described above.

Marc Hardgrove

Marc Hardgrove was appointed as the Chief Creative Innovation Officer and a director of our company on the closing of the Amended Exchange Agreement on June 25, 2013.  Marc Hardgrove is a co-founder of VEC, and from November 2010 to present, Mr. Hardgrove has served as the Chief Executive Officer of VEC.  In 1997, Mr. Hardgrove co-founded Jumpline Inc., a private web hosting company and served as Vice President for nine years from 1999 to 2007.  Jumpline Inc. expanded from a start-up to be a large web hosting company in the United States.  Jumpline Inc. has customers in 97 countries and hosts over 150,000 websites around the world.  Mr. Hardgrove is a major equity holder of Jumpline Inc. and currently sits on the board of directors for the company.  In 2006, Mr. Hardgrove co-founded a web2.0 business called Next Net Media LLC. Next Net Media LLC is a private search engine optimization company in the United States that manages search results for over 5,000 small businesses.  Mr. Hardgrove sits on the Next Net Media LLC board of directors and continues to own a significant equity stake in the limited liability company.  Mr. Hardgrove is a graduate of The Ohio State University (1994) with a double major in Business-Marketing and Finance.

We believe Mr. Hardgrove is qualified to serve on our board of directors because of his education and business experiences, including his experience with VEC, as described above.

James P. Geiskopf

James P. Geiskopf was appointed director of our company on the closing of the Amended Exchange Agreement on June 25, 2013. James P. Geiskopf has 32 years of experience in the car rental industry.  From 1975 to 1986, Mr. Geiskopf was the Chief Financial Officer of Budget Rent a Car of Fairfield California.  From 1986 to 2007, Mr. Geiskopf was the President and Chief Executive Officer of Budget Rent a Car of Fairfield California.  In 2007, Mr. Geiskopf successfully sold the franchise and its four locations.  Mr. Geiskopf served on the board of directors of Suisun Valley Bank from 1986 to 1993.  The bank was successfully sold to a larger institution in 1993.  Mr. Geiskopf also served on the board of directors of Napa Valley Bancorp from 1991 to 1993.  The bank holding company was successfully sold to a larger institution in 1993.  Mr. Geiskopf was the President and director of the Resource Group from 2007 to 2009, a resource company quoted on the OTC-BB with a class of shares registered under the Exchange Act.  Mr. Geiskopf was President, Secretary, Treasurer, and director of Search By Headlines.com from 2011-2012, a company quoted on the OTC-BB with a class of shares registered under the Exchange Act.

We believe Mr. Geiskopf is qualified to serve on our board of directors because of his education and business experiences, including his experience with other public companies, as described above.

Term of Office

Each director of our company is to serve for a term of one year ending on the date of subsequent annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his successor is elected and qualified or until his death, resignation or removal. Our board of directors is to elect our officers and each officer is to serve until his successor is elected and qualified or until his death, resignation or removal.

LEGAL PROCEEDINGS

None of our directors or executive officers have been involved in any of the following events during the past ten years:

(a)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d)
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e)
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f)
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2012; and

(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our years ended December 31, 2012 and 2011, are set out in the following summary compensation table:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Nathan Woods(1) Former President, Secretary, Treasurer and Director	2012 2011	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	9,000 Nil	9,000 Nil
Raymond Irvine(2) Former President, Secretary, Treasurer and Director 2	2012 2011	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A 9,000	N/A 9,000
Brent D. Willis(3) Chief Executive Officer, President, Secretary, Treasurer and Director	2012 2011	100,000 N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	100,000 N/A
Marc Hardgrove(4) Chief Creative Innovations Officer and Director	2012 2011	150,000 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	150,000 Nil

(1)	Mr. Woods resigned his position on June 25, 2013. Our company recognized $6,000 for donated services at $500 per month and $3,000 for donated rent at $250 per month provided by Mr. Woods.

(2)	Mr. Irvine resigned from his positions on December 29, 2011. Our company recognized $6,000 for donated services at $500 per month and $3,000 for donated rent at $250 per month provided by Mr. Irvine.

(3)
Mr. Willis was appointed as Chief Executive Officer, President, Secretary and Treasurer on June 25, 2013.  The amount set out in the table above for Mr. Willis reflects management fees paid by VEC, which became our wholly-owned subsidiary on the closing of the Amended Exchange Agreement.

(4)
Mr. Hardgrove was appointed as Chief Creative and Innovation Officer on June 25, 2013.  The amount set out in the table above for Mr. Hardgrove reflects management fees paid by VEC, which became our wholly-owned subsidiary on the closing of the Amended Exchange Agreement.

Employment or Consulting Agreements

Other than noted below, there are no employment contracts, compensatory plans or arrangements, including payments to be received from our company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with our company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of our company.

Employment Agreement with Brent Willis

On January 1, 2013, and subsequent to the year ended December 31, 2012, VEC entered into an employment agreement with Brent David Willis, a director and officer of our company, whereby Mr. Willis agreed to provide employment services as the Chief Executive Officer of VEC.  On June 25, 2013, VEC and Brent Willis terminated the employment agreement dated January 1, 2013 and on June 25, 2013, our company and Brent Willis entered into an employment agreement whereby our company agreed to employ Brent Willis as Chief Executive Officer.

Pursuant to the terms of the agreement, our company agreed to pay Mr. Willis a base salary of $200,000 per annum subject to annual review commencing January 1, 2014.  The base salary for the 2013 calendar year shall be based upon an amount of $200,000 pro-rated from June 25, 2013.  In January of each year, the board of directors will determine if a salary adjustment increase is warranted for Mr. Willis and shall establish criteria for the payment of an incentive bonus with respect to such year.  Mr. Willis may be entitled to a performance bonus which is based upon a target of three areas consisting of revenue growth, operating income growth and strategic objectives (i.e. new major distribution).  If Mr. Willis achieves such targets as established by the board of directors, Mr. Willis will earn a performance bonus calculated at 50% of base salary.  If Mr. Willis exceeds the target established by the board of directors, Mr. Willis will have the opportunity to earn a performance bonus of up to 100% of base salary.  If established and defined by the board of directors, Mr. Willis shall be eligible to participate in our company’s stock option or share award plan, which shall provide for a potential stock or stock option award each year commensurate with the achievement of the performance bonus, subject to vesting and other requirements.  For 2013, Mr. Willis is entitled to receive 3,000,000 shares, options, warrants or share equivalents, to be vested at a rate of 50% on December 31, 2013 and 50% on December 31, 2014.  In the event of a significant financial event or a Change of Control, as defined in the employment agreement, all shares, options, warrants or share equivalents will immediately vest.  Mr. Willis is entitled to three weeks’ vacation with pay annually.  Our company has agreed to reimburse Mr. Willis for all expenses reasonably incurred in connection with the performance of his duties under the agreement.  The term of the employment agreement is effective from June 25, 2013 until January 1, 2014, unless terminated in accordance with the agreement.  The employment agreement renews thereafter on an annual basis beginning January 1, 2014 to December 31, 2014 and for every successive year thereafter unless the parties terminate the agreement.  Either party must provide written notice to the other party if the former elects not to renew the employment agreement, however, the exercising party shall provide such written notice on or before 60 days prior to the commencement of the renewal period.

Pursuant to the terms of the employment agreement, Mr. Willis has agreed that he will not, without the prior written consent of our company, during the term of the employment agreement or for a period of 12 months after the expiration or termination of the employment, engage in or carry on business or otherwise have any interest in or permit Mr. Willis’ name to be used in connection with any electronic cigarette business which is competitive to the business of our company or which provides the same or substantially similar services as the business of our company.  Further, and under such circumstances, Mr. Willis has agreed he will not solicit, interfere with, accept any business from or render any services to anyone whom Mr. Willis knows or should have reason to know is a client or prospective client of our company.

Our company may terminate the employment agreement for the following reasons at any time by delivery of a notice of termination:

●	engagement in conduct that constitutes intentional or conscientious misconduct (such as intentional or reckless breach of fiduciary duty);
●	intentional or reckless breach of the employment agreement or commits an intentional or reckless act of misappropriation or fraud against our company, its property, or otherwise;
●	conviction of any felony or act of dishonesty by a court of competent jurisdiction; or
●	materially fails to achieve mutually agreed performance objectives as established by management and agreed upon by the board of directors.

Pursuant to the terms of the employment agreement, we have agreed to defend, indemnify and hold harmless Mr. Willis if he is threatened or made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he  is or was a director, officer or employee of our company.  A copy of the employment agreement with Marc Willis is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement with Marc Hardgrove

On January 1, 2013, VEC entered into an employment agreement with Marc Hardgrove, a director and officer of our company, whereby Mr. Hardgrove agreed to provide employment services as the Chief Creative and Innovation Officer of VEC.  On June 25, 2013, VEC and Marc Hardgrove terminated the employment agreement dated January 1, 2013 and on June 25, 2013, our company and Marc Hardgrove entered into an employment agreement whereby our company agreed to employ Marc Hardgrove as Chief Creative and Innovation Officer.

Pursuant to the terms of the agreement, our company agreed to pay Mr. Hardgrove a base salary of $150,000 per annum subject to annual review commencing January 1, 2014.  The base salary for the 2013 calendar year shall be based upon an amount of $150,000 pro-rated from June 25, 2013.  In January of each year, the board of directors will determine if a salary adjustment increase is warranted for Mr. Hardgrove and shall establish criteria for the payment of an incentive bonus with respect to such year.  Mr. Hardgrove may be entitled to a performance bonus which is based upon a target of three areas consisting of revenue growth, operating income growth and strategic objectives (i.e. new major distribution).  If Mr. Hardgrove achieves such targets as established by the board of directors, Mr. Hardgrove will earn a performance bonus calculated at 35% of base salary.  If Mr. Hardgrove exceeds the target established by the board of directors, Mr. Hardgrove will have the opportunity to earn a performance bonus of up to 100% of base salary.  If established and defined by the board of directors, Mr. Hardgrove shall be eligible to participate in our company’s stock option or share award plan, which shall provide for a potential stock or stock option award each year commensurate with the achievement of the performance bonus, subject to vesting and other requirements.  Mr. Hardgrove is entitled to three weeks’ vacation with pay annually.  Our company has agreed to reimburse Mr. Hardgrove for all expenses reasonably incurred in connection with the performance of his duties under the agreement.  The term of the employment agreement is effective from June 25, 2013 until January 1, 2014, unless terminated in accordance with the agreement.  The employment agreement renews thereafter on an annual basis beginning January 1, 2014 to December 31, 2014 and for every successive year thereafter unless the parties terminate the agreement.  Either party must provide written notice to the other party if the former elects not to renew the employment agreement, however, the exercising party shall provide such written notice on or before 60 days prior to the commencement of the renewal period.

Pursuant to the terms of the employment agreement, Mr. Hardgrove has agreed that he will not, without the prior written consent of our company, during the term of the employment agreement or for a period of 12 months after the expiration or termination of the employment, engage in or carry on business or otherwise have any interest in or permit Mr. Hardgrove’s name to be used in connection with any electronic cigarette business which is competitive to the business of our company, or which provides the same or substantially similar services as the business of our company.  Further, and under such circumstances, Mr. Hardgrove has agreed he will not solicit, interfere with, accept any business from or render any services to anyone whom Mr. Hardgrove knows or should have reason to know is a client or prospective client of our company.

We may terminate the employment agreement for the following reasons at any time by delivery of a notice of termination:

●	engagement in conduct that constitutes intentional or conscientious misconduct (such as intentional or reckless breach of fiduciary duty);
●	intentional or reckless breach of the employment agreement or commits an intentional or reckless act of misappropriation or fraud against our company, its property, or otherwise;
●	conviction of any felony or act of dishonesty by a court of competent jurisdiction; or
●	materially fails to achieve mutually agreed performance objectives as established by management and agreed upon by the board of directors.

Pursuant to the terms of the employment agreement, we have agreed to defend, indemnify and hold harmless Mr. Hardgrove if he is threatened or made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that is is or was a director, officer or employee of our company.  A copy of the employment agreement with Marc Hardgrove is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Outstanding Equity Awards at Fiscal Year-End

No named executive officer or director received any equity awards, or held exercisable or unexercisable options, as of the years ended December 31, 2012 and 2011.  Following the closing of the Amended Exchange Agreement, we granted 3,000,000 stock options to Brent Willis, a director and officer of our company, each option of which entitles Mr. Willis to acquire one common share at the exercise price of $0.25 until expiry on June 25, 2018.  Of such amount, 1,500,000 stock options vest on December 31, 2013 and the remaining 1,500,000 stock options vest on December 31, 2014.  We also granted 200,000 stock options to James P. Geiskopf, a director of our company, each option of which entitles Mr. Geiskopf to acquire one common share at the exercise price of $0.25 until expiry on June 25, 2018.  All options granted to Mr. Geiskopf vested upon the date of grant.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than the accelerated vesting provisions of any stock options or share grants awarded to Mr. Willis under his employment agreement dated June 25, 2013 as described above under the heading “Employment Agreement with Brent Willis”, we have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Compensation of Directors

Except as set out herein, no director who is not otherwise a named executive officer, received or accrued any compensation for his or her services as a director since our inception. We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

On the closing of the Amended Exchange Agreement on June 25, 2013, our company granted 200,000 stock options to James P. Geiskopf, a director of our company, each option of which entitles Mr. Geiskopf to acquire one common share at the exercise price of $0.25 until expiry on June 25, 2018.  All options granted to Mr. Geiskopf vested upon the date of grant.  The options were granted to Mr. Geiskopf as compensation for his services as a director of our company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Family Relationships

There are no family relationships among our directors or officers.

Transactions with Related Persons, Promoters, and Certain Control Persons

Other than as disclosed below, there has been no transaction, since our inception on May 19, 2004, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

The following constituted related party transactions ofTeckmine Industries Inc. since its inception:

●
During the years from inception to the quarter ended March 31, 2013, our company recognized $6,000 per year for donated services at $500 per month and $3,000 per year for donated rent at $250 per month provided by Nathan Woods, the former President of our company.

●
As at March 31, 2013, $95,697 (2012 - $89,697) was owed to Nathan Woods, the former President of our company, Ray Irvine, a former President of our company, a director and two shareholders.  As at March 31, 2013, $137,721 (debt denominated as Cdn$140,074) (December 31, 2012 - $140,509 (debt denominated as Cdn$140,074)) was owed to Nathan Woods, the former President of our company, Ray Irvine, a former President of our company, a director and two shareholders. The amounts due are non-interest bearing, unsecured and due on demand.

The following constituted related party transactions of VEC since inception:

●
As of March 31, 2013 and December 31, 2012, Marc Hardgrove, Brent Willis, David Martin and our company had loaned amounts totaling approximately $1,157,000 and Marc Hardgrove had loaned amounts totaling approximately $704,000, respectively, including accrued interest of approximately $59,000 and $34,000, respectively. These payables accrue interest at a rate of 12% annually and have no specified maturity date. These loans have a maturity date of January 31, 2014. We reserve the right to prepay these loans without penalty.

●
Additionally, at March 31, 2013, VEC owed deferred compensation to Marc Hardgrove, Brent Willis, and Paul Simon in the respective amounts of approximately $150,000, $100,000, and $100,000. The deferred compensation is non-interest bearing and for services rendered during 2012.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTC Bulletin Board on which shares of common stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, James P. Geiskopf is an independent director because he is not an officer of our company and he is not a beneficial owner of a material amount of shares of our company.  We have determined that Brent Willis and Marc Hardgrove are not independent due to the fact that they are executive officers of our company.

Committees of the Board

We do not currently have any committees of the board.

Legal Proceedings

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

Our common stock is not traded on any exchange.  On July 11, 2013, we filed Articles of Merger with the Nevada Secretary of State, to be effective on July 15, 2013, whereby we merged with our wholly owned subsidiary, Victory Electronic Cigarettes Corporation, which was incorporated solely to effect a change in our name. As a result, we have changed our name to “Victory Electronic Cigarettes Corporation”.  The name change became effective with the OTC Bulletin Board at the opening for trading on July 15, 2013 under the new symbol “ECIG”.  Our new CUSIP number is 92644K 104.

Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.  There have been no trades of our common stock.  We cannot assure you that there will be a market for our common stock in the future.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Transfer Agent

Our shares of common stock are issued in registered form. The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company with an office at 50 West Liberty Street, Suite 880, Reno NV 89501. Their telephone and fax numbers are:  Tel: 775-322-0626, Fax: 775-322-5623.

Holders of Common Stock

As of June 25, 2013, there were 130 holders of record of our common stock. As of such date, 53,344,000 common shares of our company were issued and outstanding.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

We did not have any equity compensation plans in place at December 31, 2012.  Subsequent to the year ended December 31, 2012, we adopted a 2013 Stock Option Plan.  The purpose of the plan is to enhance the long-term stockholder value of our company by offering opportunities to our directors, officers, employees, independent contractors and consultants to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in our company’s growth and success, and to encourage them to remain in the service of our company. A total of 10,000,000 shares of our common stock are available for issuance under the stock option plan.

On June 25, 2013, we granted an aggregate of 6,200,000 stock options to purchase our common stock to our directors, officers and certain employees and consultants.  The options are exercisable at $0.25 per share for a period of 5 years from the date of grant.

For the full text of the stock option plan, please see Exhibit 99.1 to this Current Report on Form 8-K.

RECENT SALES OF UNREGISTERED SECURITIES

Our company has issued the following securities within the last three fiscal years on an unregistered basis:

●
On January 31, 2013, we entered into private placement subscription agreements (the “Agreements”) with 4 subscribers (the “Subscribers”). Following entry into the Agreements, our company issued 4 convertible notes in the principal amount of US$50,000 each and 4 warrant certificates evidencing 50,000 share purchase warrants each to the Subscribers.  Each convertible note was issued on January 31, 2013 in the principal amount of US$50,000 each. Each note bears interest at 12% per annum and matures on January 31, 2014. Upon determination of the Conversion Price (as defined below), each note may be converted into common shares at the option of the holder. The number of conversion shares issuable upon conversion of any outstanding principal and accrued interest is determined by the quotient obtained by dividing (x) by (y) where (x) is equal to the amount of outstanding principal and accrued interest to be converted and (y) is the Conversion Price. “Conversion Price” is equal to the price of a financing as defined in the letter of intent dated January 17, 2013 between us and VEC, and in the event the financing doesn’t close on or prior to the closing of the Acquisition (as defined in the letter of intent), or in the event the formal agreement is terminated, the Conversion Price shall be equal to US$0.50. As security for the obligations of our company to the holders under the notes, the holders have agreed to enter into an agent agreement, whereby the holders appoint an agent to act for their benefit under a general security agreement to be entered into between the agent and our company on or prior to advancement of the second tranche under the commitment letter dated January 31, 2013 between our company and VEC. Subject to the conversion rights of the holders under the notes, our company may, from time to time and at our option prepay all or part of the notes prior to the maturity date. If the notes are repaid by our company in full within 6 months from the date of issuance, and the holder does not elect to convert the entire amount prior to such repayment, our company is required to issue share purchase warrants to such holders (each, a “Repayment Right Warrant”). Each Repayment Right Warrant is exercisable into one common share at a price equal to the greater of the Conversion Price and the Market Price (as defined in the notes) as determined on the date notice is received by the holder. The Repayment Right Warrants are exercisable for a period of 2 years from the notice date. Our company is required to issue 0.4 Repayment Right Warrants per dollar of principal held by the holders that are subject to repayment by our company. In connection with the issuance of the 4 notes set out above, we issued 4 warrant certificates of 50,000 share purchase warrants to each of the 4 Subscribers for an aggregate of 200,000 share purchase warrants. Each warrant entitles the holder to acquire one common share at an exercise price equal to the Conversion Price as defined in the Notes until expiry on January 31, 2015.  We issued the convertible notes and the warrants to four non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

●
On the closing of the Amended Exchange Agreement on June 25, 2013, we issued 30,875,000 shares of our common stock to six (6) VEC shareholders who were U.S. Persons and “accredited investors” pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended and 1,625,000 shares of our common stock to one (1) VEC shareholder who was a non-U.S person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

●
In connection with the closing of the Amended Exchange Agreement on June 25, 2013, we completed a non-brokered private placement, pursuant to which we issued an aggregate of 10,000,000 shares at a price of $0.25 per share for gross proceeds of $2,500,000. The shares were issued to 75 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended and 1 U.S. Person and “accredited investor” pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

●
In connection with the closing of the Amended Exchange Agreement on June 25, 2013, we issued 620,800 shares to one finder in connection with the non-brokered private placement. The shares were issued to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

●
On June 25, 2013, we issued 223,200 shares to Wolverton Securities Ltd. pursuant to the terms of a General Financial Advisory Agreement dated June 21, 2013 in consideration for the provision of general financial and business advice for the period from February 2013 until June 25, 2013.  The shares were issued to Wolverton Securities Ltd. as a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

●
On the closing of the Amended Exchange Agreement on June 25, 2013, we granted 5,200,000 stock options to four (4) U.S. Persons and “accredited investors” pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, and granted an additional 1,000,000 stock options to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.  Each stock option is exercisable at a price of $0.25 per share until expiry on June 25, 2013.  Except for 200,000 stock options which vested upon the date of grant, all other holders are subject to vesting provisions whereby 50% of the options granted to such holders vest on December 31, 2013 and the remaining 50% vest on December 31, 2014.

Description of Securities

Common Stock

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.001. As at June 25, 2013, we had 53,344,000 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, each director, executive officer, employee and agent and all other persons whom our company is authorized to indemnify under the provisions of the Nevada Revised Statutes to the fullest extent of the law (i) against all the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the individual in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including attorneys’ fees) actually and reasonably incurred by the individual in connection with the defense or settlement of any action or suit by or in the right of the company, or in connection with any appeal therein, or otherwise, if the individual acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. Our company may, in our discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of any final disposition, provided, however, that the payment of expenses incurred by a director or executive officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or executive officer to repay all amounts advanced if it should be ultimately determined that the director or executive officer is not entitled to be indemnified under our Bylaws or otherwise. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, executive officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with Manning Elliott LLP, our independent registered public accounting firm, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during our most recently completed fiscal year. Please refer to Item 4.01 below for a discussion of the change in our independent registered public accounting firm.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 Financial Statements and Exhibits.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On January 31, 2013, we entered into private placement subscription agreements (the “Agreements”) with four (4) subscribers (the “Subscribers”). Following entry into the Agreements, our company issued four (4) convertible notes in the principal amount of US$50,000 each and four (4) warrant certificates evidencing 50,000 share purchase warrants each to the Subscribers.  We issued the convertible notes and the warrants to four (4) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On the closing of the Amended Exchange Agreement on June 25, 2013, we issued 30,875,000 shares of our common stock to six (6) VEC shareholders who were U.S. Persons and “accredited investors” pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended and 1,625,000 shares of our common stock to one (1) VEC shareholder who was a non-U.S person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

In connection with the closing of the Amended Exchange Agreement on June 25, 2013, we completed a non-brokered private placement, pursuant to which we issued an aggregate of 10,000,000 shares at a price of $0.25 per share for gross proceeds of $2,500,000. The shares were issued to 75 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended and 1 U.S. Person and “accredited investor” pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

On the closing of the Amended Exchange Agreement on June 25, 2013, we granted 5,200,000 stock options to four (4) U.S. Persons and “accredited investors” pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, and granted an additional 1,000,000 stock options to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.  Each stock option is exercisable at a price of $0.25 per share until expiry on June 25, 2013.  Except for 200,000 stock options which vested upon the date of grant, all other holders are subject to vesting provisions whereby 50% of the options granted to such holders vest on December 31, 2013 and the remaining 50% vest on December 31, 2014.

In connection with the closing of the Amended Exchange Agreement on June 25, 2013, we issued 620,800 shares to one finder in connection with the non-brokered private placement. The shares were issued to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On June 25, 2013, we issued 223,200 shares to Wolverton Securities Ltd. pursuant to the terms of a General Financial Advisory Agreement dated June 21, 2013 in consideration for the provision of general financial and business advice for the period from February 2013 until June 25, 2013.  The shares were issued to Wolverton Securities Ltd. as a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Our subsidiary, VEC, issued the following securities from inception to the date of this Current Report on Form 8-K:

Date Issued	Type	Amount	Price	Number of Purchasers
January 1, 2013	Membership interest in VEC as a Florida limited liability company	Six (6) persons totaling 95% interest	Not applicable	Six (6) (1)
January 1, 2013	Membership interest in VEC as a Florida limited liability company	One (1) person totaling 5% interest	Not applicable	One (1) (2)
March 8, 2013	Common Shares	475,000	Conversion of LLC Units into Common Shares	Six (6)(1)
March 8, 2013	Common Shares	25,000	Conversion of LLC Units into Common Shares	One (1)(2)

(1)Issued to members who were U.S. Persons and “accredited investors” pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.  On March 8, 2013, such membership interests were converted into common shares following the conversion of VEC from a limited liability company to a Nevada corporation.

(2)Issued to a member who was a non-U.S person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. On March 8, 2013, such membership interests were converted into common shares following the conversion of VEC from a limited liability company to a Nevada corporation.

In addition to the securities set out in the table above, VEC issued a US$200,000 debenture to one lender on January 31, 2013 pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

In connection with the closing of the Amended Exchange Agreement on June 25, 2013, we changed our independent registered public accounting firm from Manning Elliott LLP (“ME”) to Accell Audit & Compliance P.A., (“Accell”).  The appointment of Accell was approved by our board of directors.

The report of ME on our financial statements dated February 25, 2013 for the two most recent fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that ME’s report contained an explanatory paragraph in respect to the substantial doubt as to our ability to continue as a going concern.

In connection with the audit of our financial statements for the two most recent fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through the date of the change of accountants on June 25, 2013, there were no disagreements, resolved or not, with ME on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ME would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

During the two most recent fiscal years ended December 31, 2012 and 2011, and in the subsequent interim period through the date of the change of accountants on June 25, 2013, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided ME with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from ME dated June 26, 2013 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the two most recent fiscal years ended December 31, 2012 and 2011, and the subsequent interim period through the date of appointment of Accell on June 25, 2013, we have not, nor has any person on our behalf, consulted with Accell regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Accell provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement as set forth in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as set forth in Item 304(a)(1)(v) of Regulation S-K with our former independent registered public accounting firm.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

The information contained in Item 2.01 above related to the change in control of the registrant is responsive to this Item 5.01 and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information contained in Item 2.01 above related to resignations and appointments of the registrant’s officers and directors and the compensation payable thereto is responsive to this Item 5.02 and is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OF BYLAWS; CHANGE IN FISCAL YEAR.

As we have determined to treat the acquisition of VEC as a reverse merger and recapitalization, with VEC as the accounting acquirer, the transaction has resulted in a deemed change of our year end. However, as each of our company and VEC have a fiscal year end of December 31, there is no effective change as a result of the reverse capitalization.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

Management has determined that, as a result of the transaction described in Item 2.01 of this Current Report, our company has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

The disclosure under Item 2.01 of this Current Report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements Filed as Part of this Current Report

1.           Audited annual financial statements as at and for the years ended December 31, 2012 and 2011:

●	Report of Independent Registered Public Accounting Firm, Accell Audit & Complinace, P.A., dated February 28, 2013;
●	Balance Sheets as at December 31, 2012 and 2011;
●	Statements of Operations for the years ended December 31, 2012 and 2011;
●	Statements of Changes in Members’ Equity (Deficit) for the years ended December 31, 2012 and 2011;
●	Statements of Cash Flows for the years ended December 31, 2012 and 2011; and
●	Notes to Financial Statements.

2.           Unaudited interim financial statements as at and for the three months ended March 31, 2013 and 2012:

●	Balance Sheets as at March 31, 2013 and December 31, 2012;
●	Statements of Operations for the three months ended March 31, 2013 and 2012;
●	Statements of Changes in Stockholders’Deficit for the period from January 1, 2012 to March 31, 2013;
●	Statements of Cash Flows for the three months ended March 31, 2013 and 2012; and
●	Notes to Financial Statements.

3.	Unaudited Pro Forma Consolidated Financial Statements as at March 31, 2013 and for the year ended December 31, 2012 and the three months ended March 31, 2013:

●	Pro Forma Consolidated Balance Sheet as at March 31, 2013;
●	Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012;
●	Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2013; and
●	Notes to Unaudited Pro Forma Financial Statements.

Exhibits

Exhibit Number	Description
3.0	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on May 15, 2007)
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on May 15, 2007)
4.	Instruments defining the rights of security holders, including indentures
4.1	Form of Convertible Note (incorporated by reference from our Current report on Form 8-K filed on February 6, 2013)
10	Material Contracts
10.1	Commitment letter with Victory Electronic Cigarettes LLC dated January 31, 2013 (incorporated by reference from our Current Report on Form 8-K filed on February 6, 2013)
10.2	Form of Warrant Certificate (incorporated by reference from our Current Report on Form 8-K filed on February 6, 2013)
10.3	Share Exchange Agreement dated April 2, 2013 among our company, VEC and the shareholders of VEC (incorporated by reference from our Current Report on Form 8-K filed on April 5, 2013)
10.4	$200,000 Debenture dated January 31, 2013 issued by Victory Electronic Cigarettes LLC in favor of our company. (incorporated by reference from our Current Report on Form 8-K filed on June 28, 2013)
10.5
Security Agreement dated March 25, 2013 but effective as of January 31, 2013 between Victory Electronic Cigarettes Inc. as debtor and our company as secured party. (incorporated by reference from our Current Report on Form 8-K filed on June 28, 2013)

10.6	Return To Treasury Agreement dated June 18, 2013 between our company and Stephen Brady. (incorporated by reference from our Current Report on Form 8-K filed on June 28, 2013)
10.7	Employment Agreement dated June 25, 2013 between Brent Willis and our company. (incorporated by reference from our Current Report on Form 8-K filed on June 28, 2013)
10.8	Employment Agreement dated June 25, 2013 between Marc Hardgrove and our company (incorporated by reference from our Current Report on Form 8-K filed on June 28, 2013)
10.9	Non-Brokered Private Placement Agreement dated May 1, 2013 between our company and Wolverton Securities Ltd. (incorporated by reference from our Current Report on Form 8-K filed on June 28, 2013)
10.10	General Financial Advisory Agreement dated June 21, 2013 between our company and Wolverton Securities Ltd. (incorporated by reference from our Current Report on Form 8-K filed on June 28, 2013)
10.11	Promissory Notes with Marc Hardgrove (incorporated by reference from our Current Report on Form 8-K filed on August 21, 2013)
10.12	Promissory Note with Brent Willis (incorporated by reference from our Current Report on Form 8-K filed on August 21, 2013)
10.13	Promissory Note with David Martin (incorporated by reference from our Current Report on Form 8-K filed on August 21, 2013)
14	Code of Ethics
14.1	Code of Ethics (incorporated by reference from our Annual Report on Form 10-KSB filed on March 31, 2008)
16	Letter Regarding Change in Certifying Accountant
16.1	Letter from Manning Elliott LLP dated June 27, 2013 (incorporated by reference from our Current Report on Form 8-K filed on June 28, 2013)
99.1	Audit Committee Charter (incorporated by reference from our Annual Report on Form 10-K filed on April 1, 2009)
99.2	2013 Stock Option Plan (incorporated by reference from our Current Report on Form 8-K filed on June 28, 2013)
99.3
Audited Annual Financial Statements of Victory Electronic Cigarettes, Inc. as at and for the years ended December 31, 2012 and 2011 (incorporated by reference from our Current Report on Form 8-K filed on August 21, 2013)

99.4
Unaudited Interim Financial Statements of Victory Electronic Cigarettes, Inc. as at and for the three months ended March 31, 2013 and 2012 (incorporated by reference from our Current Report on Form 8-K filed on August 21, 2013)

99.5
Unaudited Pro Forma Financial Statements as at March 31, 2013, for the year ended December 31, 2012 and for the three months ended March 31, 2013 with respect to our acquisition of Victory Electronic Cigarettes, Inc.
(incorporated by reference from our Current Report on Form 8-K filed on June 28, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ELECTRONIC CIGARETTES CORPORATION

September 23, 2013	By:	/s/ Robert Hartford
Robert Hartford
Chief Financial Officer